EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement by Nationwide Staffing, Inc. to register 3,800,000 shares of common stock.

ARTHUR ANDERSEN LLP

September 11, 1997